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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement on Form S-3 of our report dated March 30, 2009 relating to the financial statements, which appears in Helicos BioSciences Corporation's Annual Report on Form 10-K for the year ended December 31, 2008. We also consent to the reference to us under the heading "Experts" in such Amendment No. 2 to the Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
April 9, 2009

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  Exhibit 23.1